Exhibit 3.02

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

DAYBREAK OIL AND GAS, INC.

ARTICLE I - NAME

The name of this corporation is DAYBREAK OIL AND GAS, INC. (the “Corporation”).

ARTICLE II - PURPOSE

The purpose of the Corporation is to transact any and all lawful business for which corporations may be incorporated under Title 23B of the Revised Code of Washington, as amended (the “Washington Business Corporation Act”).

ARTICLE III – REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation is 1101 N. Argonne Rd, Suite A 211, Spokane Valley, Washington 99212, and the name of the registered agent at such address is Tina Meland.

ARTICLE IV – DURATION

The duration of the Corporation is perpetual.

ARTICLE V - DIRECTORS

The number of directors constituting the board of directors of the Corporation (the “Board”) will be fixed in the manner specified in the bylaws of the Corporation (the “Bylaws”). In the case of a vacancy in the Board because of a director’s resignation, removal or other departure from the Board, or because of an increase in the number of directors, the remaining directors, by majority vote, or the sole remaining director, in each case, although less than a quorum, and not the shareholders, shall fill such vacancy. If for any reason there are no directors in office, the vacancies will be filled by a special election by shareholders.

ARTICLE VI – CAPITAL SHARES

6.1    Classes. The authorized capital stock of the Corporation shall consist of one class of stock, designated as Common Stock.

6.2  Common Stock. The total number of shares of Common Stock that the Corporation will have authority to issue is Five Hundred Million (500,000,000). The shares shall have a par value of $0.001 per share. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

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6.3    Issuance of Certificates. The Board shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

6.4    Required Vote. Where a higher vote is provided by the Washington Business Corporation Act, including votes of a separate voting group where applicable, the required vote shall instead be a majority of all the votes entitled to be cast on the matter being voted on and, where applicable, of each other voting group entitled to vote separately on the matter.

ARTICLE VII - BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, adopt, repeal, alter, amend, and rescind the Bylaws by a resolution adopted by a majority of the directors.

ARTICLE VIII – NO CUMULATIVE VOTING

Shareholders of the Corporation do not have the right to cumulate votes in the election of directors.

ARTICLE IX – NO PREEMPTIVE RIGHTS

Shareholders of the Corporation have no preemptive rights to acquire additional shares issued by the Corporation, or any securities convertible into, or carrying or evidencing any rights or option to purchase, any such shares, other than any preemptive rights otherwise described within these Articles.

ARTICLE X – LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

A director of the Corporation will not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director; (ii) conduct which violates Section 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation will not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions occurring prior to such repeal or modification.

The Corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the fullest extent permitted under the laws of the State of Washington, as may now or hereafter exist.

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SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED ARTICLES OF

INCORPORATION OF

DAYBREAK OIL AND GAS, INC.

The undersigned duly authorized corporate officer of Daybreak Oil and Gas, Inc. certifies that the above is a true and correct copy of the duly adopted and authorized Second Amended and Restated Articles of Incorporation of Daybreak Oil and Gas, Inc., as of the date referenced below.

Signed on May 20, 2022.
	/s/	JAMES F. WESTMORELAND
James F. Westmoreland
President and Chief Executive Officer

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